Exhibit 21


                ILLINOIS CENTRAL RAILROAD COMPANY
                  Subsidiaries of the Registrant
                     as of December 31, 1996

Name                                                     Place of Incorporation

Subsidiaries that are 100% owned by Illinois Central Railroad Company:

Kensington and Eastern Railroad Company                                 lllinois
Mississippi Valley Corporation                                          Delaware
Waterloo Railroad Company                                               Delaware



                               E-9

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